Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-259124 on Form S-3 and Registration Statement Nos. 333-131981, 333-184820, 333-225886 and 333-238297 on Form S-8 of our report dated March 24, 2021, relating to the consolidated financial statements of FreightCar America, Inc. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 21, 2022